EX-99.a.11

Scout Funds
Officers’ Certificate

THE UNDERSIGNED, Secretary of Scout Funds (the “Trust”), a multi-series Delaware statutory trust registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, does hereby certify that the following preambles and resolutions (1) designating an additional series of the Trust, the Scout Core Plus Bond Fund (the “Scout Core Plus Fund”), with two classes of shares (Institutional Class and Class Y), and (2) re-designating the existing class of shares of the existing Scout Bond Fund (to be renamed “Scout Core Bond Fund”) as Institutional Class shares and creating a new class of shares of the Scout Bond Fund as Class Y shares, were duly adopted and became effective at meetings of the Board of Trustees of the Trust (the “Board”) held on November 18, 2010 and January 25, 2011, all in accordance with the laws of the State of Delaware and pursuant to Article III, Sections 1, 5 and 6 of the Trust’s Agreement and Declaration of Trust, and that such resolutions are incorporated by reference into the Agreement and Declaration of Trust in accordance with Article III, Section 6 thereof.

As to the Scout Core Plus Fund:

At the November 18, 2010 meeting of the Board:

WHEREAS, management of the Trust has recommended to the Board that an additional series of shares of beneficial interest of the Trust be established and designated, as hereafter described; and

WHEREAS, Section 1 of Article III of the Agreement and Declaration of Trust of the Trust provides that the beneficial interest of the Trust is divided into an unlimited number of shares, and Section 6 of Article III authorizes the Board to divide the shares into separate series, and to divide such series into separate classes of shares, with such variations in the relative rights and preferences between the different series or classes as shall be fixed and determined by the Board; and

WHEREAS, the Board desires to establish and designate one additional series of shares of beneficial interest in the Trust.

NOW, THEREFORE, IT IS

RESOLVED, that, pursuant to Article III, Section 6, of the Trust’s Agreement and Declaration of Trust, a series of shares of beneficial interest in the Trust is hereby established and designated as the Scout Core Plus Fund series, and an unlimited number of shares of beneficial interest are hereby classified and allocated to such series, all with the relative rights and preferences as set forth in the Agreement and Declaration of Trust or any amendments thereto; and it is

FURTHER RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized and directed to prepare a certificate evidencing the Board’s above designation of the Trust’s additional series of shares of beneficial interest and to insert a copy of such certificate in the Trust’s minute book and to see that a copy is kept at the Trust’s principal office for the transaction of its business.

At the January 25, 2011 meeting of the Board:

WHEREAS, Section 6 of Article III of the of the Agreement and Declaration of Trust of the Trust authorizes the Board of the Trust to divide the series of the Trust into separate classes of shares, with such variations in the relative rights and preferences between the different classes as shall be fixed and determined by the Board; and

WHEREAS, the Board previously established and designated the Scout Core Plus Fund as a series of shares of beneficial interest in the Trust.

NOW, THEREFORE, IT IS

RESOLVED, that pursuant to Article III, Section 6 of the Trust’s Agreement and Declaration of Trust, two classes of shares of the Scout Core Plus Fund are hereby established and designated as “Institutional Class” shares and “Class Y” shares, and the issuance of an unlimited number of such shares of beneficial interest of the Trust is authorized; and it is

FURTHER RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized and directed to prepare a certificate evidencing the Board’s above establishment and designation of two classes of shares of the Scout Core Plus Fund and to insert a copy of such certificate in the Trust’s minute book and to see that a copy is kept at the Trust’s principal office for the transaction of its business.

As to the Scout Bond Fund:

At the January 25, 2011 meeting of the Board:

WHEREAS, Section 6 of Article III of the of the Agreement and Declaration of Trust of the Trust authorizes the Board of the Trust to divide the series of the Trust into separate classes of shares, with such variations in the relative rights and preferences between the different classes as shall be fixed and determined by the Board; and

WHEREAS, the Board previously established and designated the Scout Bond Fund as a series of shares of beneficial interest in the Trust.

NOW, THEREFORE, IT IS

RESOLVED, that pursuant to Article III, Section 6 of the Trust’s Agreement and Declaration of Trust, all existing and outstanding shares of the Scout Bond Fund are hereby designated as “Institutional Class” shares, and the issuance of an unlimited number of such shares of beneficial interest of the Trust are authorized; and it is

FURTHER RESOLVED, a class of shares of the Scout Bond Fund is hereby established and designated as “Class Y” shares, and the issuance of an unlimited number of such shares of beneficial interest of the Trust are authorized; and it is

FURTHER RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized and directed to prepare a certificate evidencing the Board’s above designation of the existing shares of the Scout Bond Fund as Institutional Class shares and the establishment and designation of Class Y shares of the Scout Bond Fund and to insert a copy of such certificate in the Trust’s minute book and to see that a copy is kept at the Trust’s principal office for the transaction of its business.

IN WITNESS WHEREOF, I have hereunto set my hand as such officer of the Trust as of the 11th day of March, 2011.

SCOUT FUNDS

/s/ Constance E. Martin
By: Constance E. Martin, Secretary

Filed with the minutes of the proceedings of the Trust this 11th day of March, 2011.

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